Exhibit 99.1 Investor Presentation Second Quarter 2020 Confidential and proprietary information. © 2019 Sallie Mae Bank. All rights reserved.

Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of April 22, 2020 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended March 31, 2020, the Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on April 22, 2020, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties; the Company’s 2020 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections for originations, earnings, and balance sheet position; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 (filed with the SEC on Feb. 28, 2020) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”. 2

Overview Track Record of Long-Term Success and Value Creation Commitment to Supporting Stakeholders During COVID-19 Robust Financial Profile with Ample Capital and Liquidity Conservative Underwriting has Contributed to Consistent Credit Performance Diverse Student Loan Portfolio Driving Increased Shareholder Value 3

Well-Positioned for Long-Term Success and Value Creation MARKET LEADING ATTRACTIVE EXCEPTIONAL STRONG BRAND PRODUCTS SERVICE FINANCIAL PROFILE • Leader of the education • Products designed to • Largest salesforce in the • Robust financial profile finance market provide customers industry with ample capital and success through higher liquidity • Industry leading 54% education • Customer satisfaction market share1 reached all-time high of • Strong track record of • Diverse portfolio offers 80% in 20192 returning significant • Over 2,400 actively financing solutions for all capital to shareholders managed university forms of higher • Complaints per customer relationships across the education, including decreased 42% over last • Conservative funding U.S. undergraduate, parent, 4 years2 optimizes net interest medical, dental, MBA, margin • Included on 98% of law, health professions preferred lender lists and general studies Providing access, planning outcomes, and helping students and families responsibly fund their future 4

Higher Education Value Proposition Remains Attractive20 Expanding Addressable Market Other • Private Education Loans represent 2-3% $17 Federal of the overall spend in higher education Loans $93 annually Grants • Total spend on higher education grows 2- $136 Private Education 3% annually primarily due to increases in Loans cost of attendance $458B $12 Higher Education Becoming More Annually Prevalent • 58% of students graduated with student loans in AY 2017-20183 Family Contribution • Of the 58% of bachelor’s degree recipients $200 who graduated with student loans, the average debt amount was $29,0003 Academic Year 2018 / 2019 5

Supporting Our Stakeholders During COVID-19 SUPPORTING OUR SERVING OUR STRENGTHENING OUR EMPLOYEES CUSTOMERS BUSINESS • Successfully transitioned nearly • Providing disaster forbearance • Optimizing core business to 100% of workforce to work-from- with no impact to credit standing further grow profitability through home arrangement top-line focus and cost discipline • Implemented several new self- • Granted additional paid time off service capabilities • Confident in ability to and waived co-payments for successfully navigate current COVID-19 testing • Use of Mobile, Chat and IVR market headwinds platforms, which provide optionality and ease to speak with an agent or self serve customers’ needs • Working closely with universities on plans for the fall 6

Delivering Strong Financial Results GAAP DILUTED EPS NET INTEREST INCOME PRIVATE EDUCATION LOAN YIELD % % CAGR: 76 CAGR: 10 BPS Improvement : 2bps 9.50% $0.87 $402M $400M $333M 8.86% $0.35 8.84% $0.28 Q1 2018 Q1 2019 Q1 2020 Q1 2018 Q1 2019 Q1 2020 Q1 2018 Q1 2019 Q1 2020 Growth rate accelerated $239M in gain on sale Decrease in Q1 2020 yield by loan sales in Q1 2020 non-interest income in driven by index; spreads Q1 2020 maintained 7

Robust Financial Profile with Ample Capital and Liquidity Q1 2020 Actions to Optimize Liquidity Position $20.2B Private Education Loans $ M 636 % Completed ABS transaction 13.7 Total Risk-Based Capital Ratio $ 2B % Upsized secured borrowing facility 12.4 Common Equity Tier 1 Risk-Based Capital Ratio $ 3.1B 23% Sold Private Education Loans for a premium of $239 million Liquidity Ratio $525M $1.7B Initiated accelerated share repurchase agreement Total Loan Loss Reserves $2.3B 5.08% Originated in Private Education Loans Net Interest Margin Taking decisive actions to strengthen our financial position and prudently manage our balance sheet As of 3/31/20 8

Successfully Executing Strategy PRIVATE EDUCATION LOANS ORIGINATIONS OUTSTANDING, NET $21.6 $2,301 $20.2 $2,131 $18.6 $1,972 Q1 2018 Q1 2019 Q1 2020 Q1 2018 Q1 2019 Q1 2020 9

Committed to Returning Significant Capital to Shareholders18 INVEST IN HIGH ROE GROWTH • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Offer credit cards to high-quality customer base INCREASED QUARTERLY COMMON STOCK DIVIDEND SHAREHOLDER • Paid $0.03 quarterly common stock dividend on 4/16/20 RETURNS • Expect to continue to pay dividend, subject to Board approval21 SHARE REPURCHASE • Completed 2019 share repurchase program • $3.1B in Private Education Loan sales completed in Q1 20 which enabled return of excess capital to shareholders • Entered into ASR agreement for $525 million in common stock As of 3/31/20 • Repurchased 44.9 million shares under the ASR agreement 10

High Quality, Predictable Credit Program Designed a program in 2009 to Private Education Loans, Annualized sustain challenging environments % of Ending Loans in Repayment19 • During 2008 financial crisis, SLM had peak of 2.7% Net Charge-Off Rate on loans with 10.1 similar characteristics • Through-the-cycle data used to develop conservative underwriting models • Initial credit screen removes applicants with 6.2 low FICO scores or prior derogatory trades on file 4.1 3.8 Predictable product that performs 3.5 3.7 3.4 3.2 well over the life of a loan 2.6 2.8 2.2 2.4 2.2 2.1 1.9 2.0 1.9 • Stress testing results consistently remain 1.6 1.2 1.1 “well capitalized” in “severely adverse” 0.8 1.0 1.0 1.0 scenarios COVID-19 response 2015 2016 2017 2018 2019 Q1 2020 • Offering 90-day Disaster Forbearance during pandemic Net Charge-Off% Deliquency% Forbearance% Reserve% • 11.8% Forbearance Rate as of April 22, 2020 • Recent data indicates a slowing of forbearance rate growth 11

High Quality Private Education Loan Portfolio Customer FICO at Original Approval5 Smart Option Payment Type <700 Interest 23% 780+ 28% Only 21% Deferred 48% 700 - 740 27% 740 - 780 22% Fixed Pay 31% Weighted Average FICO: 743 Smart Option Loans: $19.8 billion Portfolio by Originations Vintage4 Portfolio Interest Rate Type Pre 2012 2012 2020 1% 3% 4% 2013 5% 2014 2019 8% 22% 2015 12% Fixed Variable 45% 55% 2018 2016 13% 17% 2017 15% Weighted Average Age of Loan: ~2.9 years As of 3/31/20 12

Conservative Funding Optimizes Net Interest Margin Secured Debt 16% Retail MMDA & CD 23% Brokered $13.7b Retail $10.7b Secured Debt $4.5b Retail H.S.A. & 529 Brokered 14% Variable 35% Brokered Fixed 11% Consistent underwriting over the last 11 years will strengthen future portfolio performance 13 As of 3/31/20

Diverse Student Loan Portfolio Driving Increased Shareholder Value


Medical
Health Professions
Dental
General Studies
MBA
Undergraduate
Law
Parent

- Total Net Private Education Loan Portfolio of $20.2B at 3/31/20
- Debuting new products designed to meet the needs of all students
- Developing unique and innovative products to diversify portfolio

	Undergraduate	Graduate	Parent
RATE TYPE	Variable & Fixed	Variable & Fixed	Variable & Fixed
INTEREST RATE RANGES	Variable: LIBOR + 1.250% - LIBOR + 9.875% Fixed: 5.00% - 12.875%	Variable: LIBOR + 2.25% - LIBOR + 7.875% Fixed: 5.75% - 10.50%	Variable: LIBOR + 3.50% - LIBOR + 9.875% Fixed: 5.75% - 12.88%
REPAYMENT OPTION	Deferred, Interest Only & Fixed Repayment	Deferred, Interest Only & Fixed Repayment	Interest Only, Full P&I
REPAYMENT TERM	5-15 years	20 years for Medical and Dental 15 years for Remaining Disciplines	10 years
GRACE PERIOD	6 months	6-36 months	None
INTERNSHIP / RESIDENCY DEFERMENT	Up to 60 months	Up to 48 months	None
FEATURES	ACH discount | FICO Score | Cosigner Release | GRP | Study Starter | Student Death & Disability Release	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release	ACH discount | FICO Score | Study Starter | Student Death & Disability Release

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Sallie Mae is an ESG Company Providing Financial Education Serving our Customers & Assistance • Financing assistance to 1.2 million families since 2014 to • Free Scholarship Search tool with 5 million scholarships provide access to postsecondary education and worth more than $25 billion opportunities for success • 20,000 students earned at least 1 scholarship via our • Policies help to ensure that 98% of customers are search tool last year and received $61 million effectively managing their payments • $785,000 in Sallie Mae Bridging the Dream Scholarships • Sallie Mae has been recognized by J.D. Power by awarded since 2016, with $192,000 of that directly raised providing “An Outstanding Customer Service Experience” by employees for phone support22 Committed to an Ethical & Diverse Workplace Building Strong Communities • Board of Directors composition is 33% women, earning the • Giving back through employee volunteer work and Winning “W” Company designation from Women on Boards community investments • Committed to best-in-class governance practices • $1.06 million in total charitable giving in 2019 • Marketplace Ethics Award from the Better Business Bureau • Employee Volunteer Program that encourages employees to participate in activities they are passionate about • Listing among America’s Best Midsize Employers by Forbes • Donated $1 million in 2020 to food banks to support local communities affected by COVID-19 Committed to operating with integrity and engaging with stakeholders on key topics 15

ABS Supplement

Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 • Smart Option payment option may not be The Smart Option loan program changed after selected at origination consists of: • Fixed-rate loans or variable-rate loans indexed to LIBOR • Consumer credit underwriting, with Smart Option Require full interest payments during in-school, minimum FICO, custom credit score Interest Only loans grace, and deferment periods model and judgmental underwriting • Marketed primarily through the school Smart Option Require $25 fixed payments during in-school, channel and also directly to consumers, Fixed Pay loans grace, and deferment periods with all loans certified by and disbursed directly to schools Smart Option Do not require payments during in-school and • Private education loans are typically non- Deferred loans grace periods dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship“ 17

Sallie Mae Bank ABS Summary

	14-A	15-A	15-B	15-C	16-A	16-B	16-C	17-A	17-B	18-A	18-B	18-C	19-A	19-B	20-A
Issuance Date	8/7/2014	4/23/2015	7/30/2015	10/27/2015	5/26/2016	7/21/2016	10/12/2016	2/8/2017	11/8/2017	3/21/2018	6/20/2018	9/19/2018	3/13/2019	6/12/2019	2/12/2020
Total Bond Amount ($mil)	$382	$704	$714	$701	$551	$657	$674	$772	$676	$670	$687	$544	$453	$657	$636
Initial AAA Enhancement (%)	21%	23%	22%	23%	20%	19%	16%	17%	17%	18%	17%	16%	17%	15%	15%
Initial Class B Enhancement (%)	11%	13%	12%	14%	12%	12%	10%	11%	11%	11%	10%	10%	11%	8%	8%
Wtd Avg Spread over Benchmarks															
'AAA' Rated A Classes (%)	+1.17%	+1.01%	+1.27%	+1.49%	+1.38%	+1.36%	+1.00%	+0.82%	+0.70%	+0.71%	+0.66%	+0.67%	+0.82%	+0.91%	+0.76%
A and B Classes Combined (%)	+1.39%	+1.28%	+1.50%	+1.74%	+1.60%	+1.55%	+1.15%	+0.93%	+0.80%	+0.78%	+0.76%	+0.77%	+0.92%	+1.01%	+0.88%
Loan Program (%)															
Smart Option	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Loan Status (%) [12]															
School, Grace, Deferment	90%	79%	78%	73%	75%	74%	70%	65%	73%	69%	70%	69%	61%	69%	58%
P&I Repayment	9%	20%	21%	24%	23%	24%	28%	33%	26%	29%	27%	30%	36%	28%	40%
Forbearance	0%	2%	1%	2%	2%	2%	2%	2%	2%	2%	2%	2%	3%	2%	3%
Wtd Avg Term to Maturity (Mo.)	140	133	130	127	135	133	131	131	135	139	139	138	136	140	139
% Loans with CoSigner	93%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	93%	93%
Not For Profit (%)	89%	86%	87%	87%	87%	87%	89%	90%	91%	91%	91%	91%	91%	91%	90%
Wtd Avg FICO at Origination [13]	747	747	746	747	747	747	748	746	747	747	746	746	746	745	744
Wtd Avg Recent FICO at Issuance [13]	745	744	741	747	743	745	745	744	745	744	742	744	744	742	741
Wtd Avg FICO at Origination (Cosigner) [13]	750	750	749	750	750	750	750	748	749	748	748	748	748	747	745
Wtd Avg Recent FICO at Issuance (Cosigner) [13]	748	748	745	750	747	749	748	748	748	747	745	747	748	745	744
Wtd Avg FICO at Origination (Borrower)	708	714	715	714	719	719	721	720	723	724	724	724	724	724	721
Wtd Avg Recent FICO at Issuance (Borrower)	701	702	699	701	704	708	708	705	707	708	706	709	708	704	699
Variable Rate Loans (%)	85%	82%	82%	82%	82%	82%	80%	81%	80%	75%	72%	70%	67%	63%	58%
Wtd Avg Annual Borrower Interest Rate	7.82%	8.21%	8.21%	8.27%	8.22%	8.24%	8.26%	8.39%	8.94%	9.29%	9.58%	9.69%	10.05%	10.00%	9.45%

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Sallie Mae Bank ABS Structures SMB 2020-A SMB 2019-B SMB 2019-A SIZE $636.0MM $657.0MM $453.0MM PRICING DATE February 4, 2020 June 4, 2019 March 5, 2019 Smart Option Smart Option Smart Option COLLATERAL Private Education Loans Private Education Loans Private Education Loans SERVICER Sallie Mae Bank Sallie Mae Bank Sallie Mae Bank OVERCOLLATERALIZATION (14) 8% 8% 11% PRICING 8% 8% 8% PREPAYMENT SPEED (15) TRANCHE STRUCTURE AT ISSUANCE Amt Amt Amt Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing A-1 219.00 Aaa 0.98 1mL +30 A-1 201.00 Aaa 0.99 1mL +35 A-1 151.00 Aaa 0.99 1mL +35 A-2A 320.00 Aaa 5.38 IntS +80 A-2A 304.00 Aaa 5.43 IntS +95 A-2A 217.00 Aaa 5.41 IntS +87 A-2B 50.00 Aaa 5.38 1mL +83 A-2B 102.00 Aaa 5.43 1mL +100 A-2B 50.00 Aaa 5.41 1mL +87 B 47.00 Aa1 9.64 IntS +147 B 50.00 Aa1 9.88 IntS +150 B 35.00 Aa2 9.52 IntS +140 WA BORROWER INTEREST 9.45% 10.00% 10.05% RATE WA FICO AT ORIGINATION(13) 744 745 746 % LOANS WITH COSIGNER 93% 93% 92% VARIABLE RATE LOANS 58% 63% 67% 19

Appendix

Accelerated Share Repurchase (“ASR”) Agreement Sallie Mae entered into a $525 million Accelerated Share Repurchase Agreement in March 2020 • Under this agreement, Sallie Mae receives shares at the beginning and the end of the agreement, optimizing the accretive impact of the agreement. • The counterparty will repurchase shares daily to cover the shares borrowed and delivered at the beginning of the agreement and the additional purchases necessary to complete the agreement. Due to daily volume constraints and the size of this ASR agreement, this process may not be complete until late 2020 or the first quarter of 2021. • Ultimately, Sallie Mae will repurchase the number of shares based on the Volume Weighted Average Price (VWAP) of the shares purchased by the counterparty. Sallie Mae received 44.9 million shares on March 11, 2020. Because this was late in the quarter, average shares in Q1 2020 were down 12 million shares. Shares delivered at the end of the ASR agreement will be determined by this formula: Total Shares Repurchased - Initial Shares Delivered = Ending Shares Delivered ($525,000,000 / VWAP of Agreement) – 44,900,000 shares = Ending Shares Delivered $8.00 ASR Agreement VWAP Example: $525,000,000/ $8.00 VWAP = 65,625,000 shares 65,625,000 total shares – 44,900,000 initial shares = 20,725,000 Ending Shares Delivered 21

Commitments vs. Disbursements 2019 Actuals Commitment vs. Disbursements 52% 38% 40% 22% 13% 14% 13% 9% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Commitments Disbursements Provision for New Loans Additional Provision Impacts Unfunded Commitments • Directly impacted by the timing of • New Loans, DCF accretion, loan • Remain a liability for accounting Commitments and not sales, model updates and purposes Disbursements overlays • Once the loan commitment is funded, that liability will transfer to the Allowance and Provision 22

CECL Update18 Adopted on January 1, 2020. • The company’s first-quarter 2020 financial results reflect a transition adjustment that increased the allowance for loan losses by $1.1 billion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million, and increased the deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. • The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance after the adoption of CECL was 7.0 percent. The regulatory capital impact of our transition adjustments recorded on Jan. 1, 2020 from the adoption of CECL will be deferred for two years. • The company elected the option to delay for two years the estimated impact of CECL on regulatory capital and will phase in the aggregate impact over a subsequent three-year period beginning Jan. 1, 2022. • In addition, 25 percent of the ongoing impact, from January 1, 2020 through the end of the two-year deferral period, of CECL on our allowance for loan losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes, will be added to the deferred transition amounts (“adjusted transition amounts”) and deferred for the two-year period. At the conclusion of the two-year period (Jan. 1, 2022), the adjusted transition amounts will be phased-in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year. 23

Quarterly Financial Highlights

	1Q 2020	4Q 2019	1Q 2019
Income Statement ($ Millions)			
Total interest income	$575	$600	$566
Total interest expense	175	181	164
Net Interest Income	400	419	402
Less: provisions for credit losses	61	98	64
Total non-interest income (loss)	292	(4)	16
Total non-interest expenses	147	142	140
Income tax expense	121	35	56
Net income	362	141	158
Preferred stock dividends	3	4	4
Net income attributed to common stock	359	137	154
"Core Earnings" adjustments GAAP[6]	(32)	4	(3)
Non-GAAP "Core Earnings" net income attributable to common stock[6]	327	142	151
Ending Balance ($ Millions)			
Private Education Loans, net	$20,176	$22,897	$21,577
FFELP Loans, net	765	784	829
Personal Loans, net	747	984	1,093
Credit Cards, net	7	4	—
Deposits	$24,446	$24,284	$19,664
Brokered	13,658	13,809	10,576
Retail and other	10,788	10,475	9,088

	1Q 2020	4Q 2019	1Q 2019
Key Performance Metrics			
Net Interest Margin	5.08%	5.41%	6.28%
Yield—Total Interest-earning assets	7.30%	7.75%	8.85%
Private Education Loans	8.86%	9.12%	9.50%
Personal Loans	12.11%	12.39%	11.81%
Cost of Funds	2.41%	2.52%	2.81%
Return on Assets ("ROA")[10]	4.6%	1.8%	2.4%
Non-GAAP "Core Earnings" ROA[8]	4.2%	1.8%	2.3%
Return on Common Equity ("ROCE")[11]	67.4%	19.2%	23.9%
Non-GAAP "Core Earnings" ROCE"[9]	61.4%	19.8%	23.4%
Per Common Share			
GAAP diluted earnings per common share	$0.87	$0.32	$0.35
Non-GAAP "Core Earnings" diluted earnings per common share[6]	$0.79	$0.33	$0.34
Average common and common equivalent shares outstanding (millions)	413	425	438

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Sallie Mae vs Federal Student Loans 25

“Core Earnings” to GAAP Reconciliation Quarters Ended Mar. 31, 2020 Dec. 31, 2019 Mar. 31, 2019 Dollars in thousands, except per share amounts “Core Earnings” adjustments to GAAP: GAAP net income $362,173 $141,352 $158,189 Preferred stock dividends $3,464 $3,885 $4,468 GAAP net income attributable to SLM $358,709 $137,467 $153,721 Corporation common stock Adjustments: Net impact of derivative accounting(6) ($42,312) $5,818 ($4,202) Net tax expense (benefit)(7) ($10,330) $1,422 ($1,027) Total “Core Earnings” adjustments to ($31,982) $4,396 ($3,175) GAAP “Core Earnings” attributable to SLM $326,727 $141,863 $150,546 Corporation common stock GAAP diluted earnings per common $0.87 $0.32 $0.35 share Derivative adjustments, net of tax ($0.08) $0.01 $0.01 “Core Earnings” diluted earnings per $0.79 $0.33 $0.34 common share 26

Footnotes 1. Source: MeasureOne CBA Report as of December 2019 2. Based on internal Company statistics. 3. Source: Trends in Student Aid,© 2019 The College Board, www.collegeboard.org, U.S. Department of Education 2019 4. Originations represent loans that were funded or acquired during the period presented. 5. Represents the higher credit score of the cosigner or the borrower. 6. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 26 for a reconciliation of GAAP and “Core Earnings”. Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. We provide “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. 7. “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 8. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator. 9. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 10. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 11. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 12. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 13. Represents the higher credit score of the cosigner or the borrower. Note: Pool characteristics as of the Statistical Cutoff Date for the respective transaction. 14. Overcollateralization for Class A & B bonds 15. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 16. Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship“. 17. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans 18. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 19. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period. 20. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2019, February 2019), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2016. © 2016 The College Board, www.collegeboard.org, College Board -Trends in Student Aid 2019. © 2019 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2019. © 2019 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2019 Private Education Loan market assumptions use The College Board-Trends in Student Aid 2016 © 2016 trends and College Board-Trends in Student Aid 2019 © 2019 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 21. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 22. J.D. Power 2019 Certified Customer Service Program recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit www.jdpower.com/ccc. 27